Exhibit 99.1

                 ITT Industries Provides 2004 Financial Outlook


     * Strong organic revenue growth trend seen continuing in 2004

     * New products, enhanced competitive positions to enable growth in margins

     * Company reaffirms previous FY 2003 earnings guidance


    WHITE PLAINS, N.Y., Dec. 17 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) said today that better operating performance in 2003 and improving conditions in key markets point to solid growth opportunities for the company in the coming year. The company said that it expects full year 2004 earnings per share between $4.05 and $4.25. Robust overall economic growth could put the full year 2004 EPS figure towards the top end of that range.

    "A stream of new products and improved competitive positions have provided the foundation of our strength and have enabled us to meet our commitments in 2003, with unexpectedly strong organic revenue and operating gains in Defense and the water/wastewater businesses more than offsetting weakness within the Electronic Components group," said Lou Giuliano, Chairman, President and Chief Executive Officer of ITT Industries. "We expect to see 5 percent organic revenue growth in 2003, and possibly higher in 2004. This continued growth is largely due to our Value-Based Six Sigma and Product Development initiatives, coupled with improved market conditions. With these, we expect that we will be able to grow our margins in the coming year."

    "Our projected 5 - 10 percent operating earnings growth in 2004 includes an anticipated $0.31 - $0.40 per share headwind from pension and healthcare costs for 2004," Giuliano added. "Our ability to grow earnings in the face of these headwinds is a testament to the strength and agility of our leadership team."

    Giuliano reaffirmed ITT's previous full year 2003 earnings guidance. The company's GAAP full-year estimated earnings range includes a net $0.34 per share positive impact from special items, for a full year estimated 2003 GAAP EPS of $4.18 - $4.20. Before the benefit of special items, earnings per share is expected to be $3.84 - $3.86.

    "We look to 2004 with great anticipation, expanding our capabilities through new products, services and acquisitions, while continuing to focus on meeting the needs of our customers and accelerating our improvement initiatives to grow our businesses," Giuliano said.


    2004 Forecast Segment Highlights


    Fluid Technology

    The water/wastewater businesses are expected to lead improvement in Fluid Technology in 2004, with regulatory requirements in the US and Europe, continued infrastructure investment in Asia and product innovation expected to enable revenue growth in this segment of 4 - 6 percent to $2.32 - 2.37 billion for the year. Operating margin is expected to grow 20 to 100 basis points to 13 - 13.5 percent. The company's tender offer for WEDECO Water Technology is underway, and if successful will enhance the company's current wastewater treatment product offering to include ultraviolet disinfection and ozone oxidation water treatment, and represents the continuation of ITT's strategy of providing customers with the world's leading water and wastewater product portfolio. The potential impact of this acquisition is not included in the revenue growth forecast for Fluid Technology; the earnings impact is expected to be neutral in 2004.


    Defense Electronics & Services

    The company's Defense Electronics & Services business is expected to extend its growth trend in 2004, due in part to increased activity in its operations support and technical services businesses and through increasing international product sales. The company also expects further growth in its other government-related businesses such as space, where ITT is leveraging advanced technologies for the next generation of weather satellites. Overall, the company anticipates 2004 Defense segment revenue growth of 8 - 10 percent to $1.88 - $1.93 billion, with operating margins holding even at 10 - 10.5 percent.


    Motion & Flow Control

    New product offerings and gains in share in the company's more attractive markets are expected to continue in the Motion & Flow Control segment. The automotive tubing business has booked strong orders in 2003, which are expected to positively impact the business beginning in 2005. The company is leveraging its quick-connect technology to non-traditional uses such as household plumbing, as well as its own spa-whirlpool and leisure marine product offerings. These and other product synergies are expected to offset the loss of some automotive platforms, and Motion & Flow Control revenues are expected to remain flat in 2004 at $935 - 975 million, while operating margins are expected to grow 40 - 110 basis points to 14.5 - 15 percent.


    Electronic Components

    A modest recovery in some end markets and the introduction of new products such as the universal contact for wireless handsets and the photonic high density optical connector are expected to contribute to improvement in revenue and margin in the Electronic Components segment. The company will continue executing its strategy of developing new non-commodity specialty engineered products to increase content for targeted customers. Full year revenues in this segment are expected to grow 2 - 4 percent to $600 - 640 million, with operating margins expected to rise 200-500 basis points to 6 - 7 percent, as the company sees the benefit of new products, improved customer service and restructuring actions.


    NOTE: ITT Industries believes that investors' understanding of the company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the company's revenue growth by utilizing an organic revenue growth measure that excludes the effect of foreign exchange translation and the effect of recent acquisitions. Adjusted EPS and organic revenue are not financial measures under GAAP, should not be considered as substitutes for EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.


    About ITT Industries

    ITT Industries, Inc. (www.itt.com) supplies advanced technology products and services in key markets including: electronic interconnects and switches; defense communication, opto-electronics, information technology and services; fluid and water management and other specialty products. Headquartered in White Plains, NY, the company generated $4.99 billion in 2002 sales.

    In addition to the New York Stock Exchange, ITT Industries stock is traded on the Paris, Frankfurt, Midwest and Pacific exchanges.


    Certain material presented herein consists of forward-looking statements which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Such factors include general economic conditions, foreign currency exchange rates, competition and other factors all as more thoroughly set forth in Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Form 10-K Annual Report for the fiscal year ended December 31, 2002, and other of its filings with the Securities and Exchange Commission.



          ITT Industries Non-GAAP Press Release Slide Reconciliation
                        2003 Reported vs. Adjusted EPS

                                                        Q4         Full Year
                                                       Range         Range
                                Q1     Q2     Q3     Q4     Q4     FY     FY
                               2003   2003   2003   2003   2003   2003   2003
                                                    Fore-  Fore-  Fore-  Fore-
                              Actual Actual Actual  cast   cast   cast   cast
    Diluted Earnings Per
     Share - GAAP             $0.92  $1.06  $1.16  $1.04  $1.06  $4.18  $4.20

    Other Adjustments         (0.17) (0.08) (0.21) (0.11) (0.11) (0.57) (0.57)

    Restructuring              0.08   0.04   0.01   0.10   0.10   0.23   0.23

    Adjusted Earnings Per
     Share - NON-GAAP         $0.83  $1.02  $0.96  $1.03  $1.05  $3.84  $3.86


             ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Organic Revenue Growth
                                     2003

                                 ($ Millions)

                                          (As Reported - GAAP)

                             Sales &    Sales &                       %
                             Revenues   Revenues     Change         Change
                               2003       2002    2003 vs. 2002  2003 vs. 2002
    ITT Industries -
     Consolidated High Range  5,595.0    4,985.3      609.7           12%

    ITT Industries -
     Consolidated Low Range   5,485.0    4,985.3      499.7           10%


                                   (As Adjusted - Organic)

                           Acqui-             Adj.
                           sition     FX     Sales     Sales              %
                  Sales &  Contri-  Contri-    &         &     Change  Change
                  Revenues bution   bution  Revenue   Revenue Adj. 03  Adj. 03
                    2003    2003     2003     2003      2002   vs. 02   vs. 02
    ITT Industries -
     Consolidated
     High Range   5,595.0  (156.0)  (226.4)  5,212.6  4,985.3   227.3     5%

    ITT Industries -
     Consolidated
     Low Range    5,485.0  (156.0)  (226.4)  5,102.6  4,985.3   117.3     2%




SOURCE  ITT Industries, Inc.
    -0-                             12/17/2003
    /CONTACT: Tom Glover of ITT Industries, Inc., +1-914-641-2160, tom.glover@itt.com/
    /Web site:  http://www.itt.com /
    (ITT)

CO:  ITT Industries, Inc.
ST:  New York
IN:  CPR ECP SEM
SU:  ERN ERP